UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

MERITAGE FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-53113	20-8529352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue - 14th Floor

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 296-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Ceres Managed Futures LLC (“CMF”), the general partner of the registrant, and Morgan Stanley Smith Barney WNT I, LLC (the “Trading Company”) have entered into an amendment, effective January 1, 2012 (the “Amendment to the Advisory Agreement”), to the advisory agreement, dated April 30, 2007 (together with the Amendment to the Advisory Agreement, the “Advisory Agreement”), with Winton Capital Management Limited (the “Advisor”), a United Kingdom company, pursuant to which the Advisor shall manage the portion of the registrant’s assets allocated to the Trading Company.

Pursuant to the Amendment to the Advisory Agreement, the Advisor may increase the amount of leverage used to manage the Trading Company’s assets and decrease the Advisor’s management fee compensation. In all other respects the Advisory Agreement remains unchanged and of full force and effect.

The Advisory Agreement expires on April 30th of each year and will automatically renew for additional one-year periods until the Advisory Agreement is otherwise terminated. The Amendment to the Advisory Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Amendment to the Advisory Agreement dated January 1, 2012, by and among Ceres Managed Futures LLC, Morgan Stanley Smith Barney WNT I, LLC, and Winton Capital Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ WALTER DAVIS
Walter Davis
President and Director

Date: January 6, 2012